UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive

Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 26, 2007, we announced our consolidated financial results for the 13-week period (second quarter) ended June 30, 2007 and for the 26-week period ended June 30, 2007. A copy of this press release is attached hereto as Exhibit 99.1.

As indicated in the press release, West Marine is hosting a conference call to discuss its earnings beginning at 11:30 a.m. Eastern time today, and West Marine expects to discuss free cash flow (net cash provided by operating activities less cash used to purchase property and equipment) on the conference call. Free cash flow is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that free cash flow is useful for evaluating our financial condition because it represents the amount of cash provided by operations that is available for investing or for repaying debt.

We have posted a tabular reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable financial measure calculated and presented in accordance with GAAP, in the Investor Relations section of our website (www.westmarine.com) under the tab “Non-GAAP Measures.” The reconciliation covers both the 26-week period ended June 30, 2007 and the 26-week period ended July 1, 2006.

Free cash flow should not be considered an alternative to either net income (loss) or net cash provided by operating activities as a measure of our financial performance or liquidity, respectively. Free cash flow may not be comparable to similar measures used by other companies.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibit:

99.1	Press Release dated July 26, 2007 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: July 26, 2007	By:	/s/ Thomas R. Moran
Thomas R. Moran
Senior Vice President and Chief Financial Officer